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                                                               EXHIBIT 1(b)(iii)


                          USAA LIFE INVESTMENT TRUST
                  SECOND AMENDMENT TO MASTER TRUST AGREEMENT
                  ------------------------------------------



     This Amendment, dated February 18, 1998 ("Second Amendment"), amends the Master Trust Agreement, dated December 14, 1994 ("Initial Trust Agreement"), as amended February 7, 1997 ("First Amendment") (the "Initial Trust Agreement," and the "First Amendment," collectively referred to as the "Agreement") of USAA Life Investment Trust ("Trust").


                                   RECITALS
                                   --------

     WHEREAS, the Trust's Board of Trustees ("Board"), pursuant to the Initial Trust Agreement, established and designated five initial series, namely the USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, and USAA Life Variable Annuity Diversified Assets Fund (collectively, the "Initial Funds"), as separate sub-trusts of the Trust; and

     WHEREAS, the Board, pursuant to the First Amendment, amended the Initial Trust Agreement to (i) establish and designate two additional series, namely the USAA Life Variable Annuity Aggressive Growth Fund and USAA Life Variable Annuity International Fund (together with the "Initial Funds," the "Funds"), as separate sub-trusts of the Trust, and (ii) reflect changes in the names of the Initial Funds, which changes had been previously effected by resolutions that the Board had adopted by written consent on or about December 20, 1994; and

     WHEREAS, the Trust, at the request of USAA Life Insurance Company ("USAA Life"), has resolved that the Trust offer and sell its shares to (1) the Life Insurance Separate Account of USAA Life Insurance Company in connection with USAA Life's variable universal life insurance policies, in addition to (2) the
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Separate Account of USAA Life Insurance Company in connection with USAA Life's variable annuity contracts; and

     WHEREAS, the Board desires to amend the Agreement to change the name of each Fund of the Trust to exclude the term "Variable Annuity," which terms reflects the offer of Trust shares only in connection with variable annuity contracts and not variable universal life insurance policies; and
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     WHEREAS, Section 6.3 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by a majority of the Trustees, provided that the amendment does not repeal the limitations on personal liability of any shareholder or Trustee or repeal the prohibition of assessment upon the shareholders without the express consent of each shareholder or Trustee involved, does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable, and does not contravene applicable law; and

     WHEREAS, the Board has determined that the changes in the Agreement to be effected by this Second Amendment satisfy the conditions set forth in Section
6.3 of the Agreement; and

     WHEREAS, the Board has approved this Second Amendment to the Agreement;

     NOW THEREFORE, the Board hereby amends the Agreement, effective May 1, 1998 (or such other date as the SEC may declare a post-effective amendment to the Trust's Form N-1A Registration Statement regarding the matter effective under the Securities Act of 1933) as follows:

        1. The first sentence of Section 4.2 is amended to read as follows:

                Without limiting the authority of the Trustees set forth in
                Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following seven Sub-Trusts: USAA Life Money Market Fund, USAA Life Income Fund, USAA Life Growth and Income Fund, USAA Life World Growth Fund, USAA Life Diversified Assets Fund, USAA Life Aggressive Growth Fund and USAA Life International Fund.

        2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
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     IN WITNESS WHEREOF, the Trustees named below do hereby amend the Agreement as of the date first set forth above.



/s/_____________________                 /s/_____________________
Edwin L. Rosane                          Gary W. West


/s/_____________________                 /s/_____________________
Michael J.C. Roth                        Neil H. Stone



/s/_____________________
June R. Reedy